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                                                                    EXHIBIT 10.6

               THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

       THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of April 20, 1999 (the "Agreement"), by and among SPECTRASITE HOLDINGS, INC., a Delaware corporation (the "Company"), the WELSH, CARSON, ANDERSON & STOWE PURCHASERS named in Schedule I hereto (the "WCAS Purchasers"), TOWER PARENT CORP., a Delaware corporation and a wholly-owned direct subsidiary of NEXTEL COMMUNICATIONS, INC., a Delaware corporation ("TPC"), CIBC WG ARGOSY MERCHANT FUND 2, L.L.C., a Delaware limited liability company ("CIBC II"), CO-INVESTMENT MERCHANT FUND 3, LLC, a Delaware limited liability company ("CIBC III"), CARAVELLE INVESTMENT FUND, L.L.C., a Delaware limited liability company ("Caravelle" and together with CIBC II and CIBC III, the "CIBC Purchasers"), WHITNEY EQUITY PARTNERS, L.P., a Delaware limited partnership ("JHW II"), J. H. WHITNEY III, L.P., a Delaware limited partnership ("JHW III"), WHITNEY STRATEGIC PARTNERS III, L.P., a Delaware limited partnership ("JHW Strategic III"), WHITNEY MEZZANINE MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company ("JHW Mezzanine" and together with JHW II, JHW III and JHW Strategic III, the "Whitney Purchasers"), WALLER-SUTTON MEDIA PARTNERS, L.P., a Delaware limited partnership ("Waller"), KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III, a Delaware limited partnership ("Kitty Hawk III"), KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV, a Delaware limited partnership ("Kitty Hawk IV"), EAGLE CREEK CAPITAL, LLC, a Washington limited liability company ("Eagle Creek"), STEPHEN H. CLARK ("Clark"), DAVID P. TOMICK ("Tomick"), FINLEY FAMILY LIMITED PARTNERSHIP, an Arkansas limited partnership ("Finley LP"), THE NORTH CAROLINA ENTERPRISE FUND, L.P., a North Carolina limited partnership ("NCEF"), EDWARD J. LUTKEWICH ("Lutkewich"), JACK W. JACKMAN ("Jackman"), ALTON D. ECKERT ("Eckert"), WILLIAM
R. GUPTON ("Gupton"), THE PRICE FAMILY LIMITED PARTNERSHIP ("Price LP"), BENAKE LP ("Benake") and RICHARD BYRNE ("Byrne"). The WCAS Purchasers, TPC, the CIBC Purchasers, the Whitney Purchasers, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, Clark, Tomick, Finley LP, NCEF, Lutkewich, Jackman, Eckert, Gupton, Price LP, Benake and Byrne are herein sometimes referred to collectively as the "Stockholders" and each individually as a "Stockholder."

       WHEREAS, pursuant to the terms of that certain Preferred Stock Purchase Agreement, dated as of February 10, 1999 (as amended, the "Purchase Agreement"), by and among the Company, the WCAS Purchasers, certain of the Whitney Purchasers, the CIBC Purchasers and the other parties signatory thereto, the WCAS Purchasers acquired an aggregate of 31,000,000 shares of Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), of the Company, JHW III acquired an aggregate of 3,905,882 shares

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of Series C Preferred Stock, JHW Strategic III acquired an aggregate of 94,118 shares of Series C Preferred Stock, the CIBC Purchasers acquired an aggregate of 10,000,000 shares of Series C Preferred Stock and certain other purchasers acquired an aggregate of 1,286,795 shares of Series C Preferred Stock;

       WHEREAS, pursuant to the credit agreement and related agreements and instruments as contemplated by the commitment letter and related term sheet, dated as of January 15, 1999, as amended, providing for a credit facility (the "Credit Facility") of up to $710 million in favor of the Company and its Affiliates, certain WCAS Purchasers, Whitney Purchasers and CIBC Purchasers acquired an aggregate of 2,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") of the Company;

       WHEREAS, in connection therewith, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 10, 1999 (as amended, the "Merger Agreement"), among Nextel Communications, Inc., TPC, Tower Merger Vehicle, Inc., Tower Asset Sub, Inc., SpectraSite Holdings, Inc., SpectraSite Communications, Inc., SHI Merger Sub, Inc., and the other parties signatory thereto, TPC acquired 14,000,000 shares of Series C Preferred Stock of the Company;

       WHEREAS, the Company and each of the Stockholders other than the WCAS Purchasers, TPC and the CIBC Purchasers executed and delivered that certain Second Amended and Restated Stockholders' Agreement dated as of March 23, 1998, as amended by that certain First Amendment to Second Amended and Restated Stockholders' Agreement dated as of May 29, 1998, the "Second Amended Stockholders Agreement") setting forth certain arrangements among themselves with respect to the governance of the Company and the other matters set forth herein; and

       WHEREAS, pursuant to Section 15 of the Second Amended Stockholders' Agreement, the Company and the Stockholders desire to amend and restate such Second Amended Stockholders' Agreement in its entirety, as more particularly set forth herein.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

       SECTION 1. Voting Agreement.

       (a) From and after the Closing Date (as defined in the Purchase Agreement), at each annual or special stockholders meeting called for the election of directors, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder agrees to vote or otherwise give such Stockholder's consent in respect of all shares of the capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder, and take all other appropriate action, and the Company shall take all necessary and desirable actions within its control, in order to cause:

       (i) an amendment to the Bylaws of the Company to provide that the authorized number of directors on the Board of Directors of the Company (the "Board")

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     to be established at nine persons, or at the request of the holders of a majority of the Series C Preferred Stock then held by the WCAS Purchasers, to increase the size of the Board, up to a maximum of 15 persons;

       (ii)  the election to the Board of:

             a) such number of directors as shall constitute a majority of the Board designated by a majority of the Series C Preferred Stock then held by the WCAS Purchasers (the "WCAS Designees"); provided, however, that upon the earlier to occur of (1) the date on which the WCAS Purchasers shall hold less than 30% of the outstanding Capital Stock of the Company and (2) the second anniversary of an IPO, such number of directors shall decrease to the greater of (A) three and (B) the WCAS Purchasers' proportional share of the total number of directors based on the aggregate number of shares owned by the WCAS Purchasers on any such date;

             b) two directors designated by TPC (the "TPC Designees");

             c) two directors designated by the holders of a majority of the shares of the Preferred Stock then held by the Whitney Purchasers (the "Whitney Designees");

             d) one director designated by the holders of a majority of the shares of Series C Preferred Stock then held by the CIBC Purchasers (the "CIBC Designee"); provided, that, if the CIBC Purchasers determine that applicable banking laws prohibit them from designating a representative to the Board, a representative of the CIBC Purchasers shall be entitled to attend as an observer all meetings of the Board and any committee thereof and to receive all notices, information and other materials distributed to members of the Board or any such committee at the same time and in the same manner as so distributed; and

             e) the Chief Executive Officer of the Company (initially Stephen
       H. Clark);

       all of which persons shall hold office, subject to their earlier removal in accordance with clause (iii) below, the By-laws of the Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified;

       (iii) the removal from the Board (with or without cause) of any director elected in accordance with subpart a), b), c) or d) of clause (ii) above upon the written request of the Stockholders that designated such director; and

       (iv) upon any vacancy in the Board as a result of any individual designated as provided in clause (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board as promptly as possible of an individual designated by the Stockholders that designated such individual (or, in the case of a director specified

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     in subpart e) of clause (ii) above, an individual meeting such qualifications).

       (b) Each Stockholder agrees to use its best efforts to cause its designees to the Board to vote or otherwise give such Director's consent to:

       (i) the creation and maintenance of a Compensation Committee of the Board consisting of three directors, two of whom shall be WCAS Designees and one of whom shall be a Whitney Designee, which Compensation Committee shall approve all grants of stock options to employees of the Company, all increases in compensation and all annual bonuses granted to officers of the Company and all other employee benefits (including, without limitation, vacation policy, benefit plans, company automobiles and insurance) granted to officers of the Company, and shall have such other duties and responsibilities as the Board of Directors may from time to time determine;

       (ii) the creation and maintenance of an Audit Committee of the Board of Directors, consisting of three directors, at least one of whom shall be a WCAS Designee and one of whom shall be a Whitney Designee, which Audit Committee shall review and approve the financial statements of the Company as audited by the Company's independent certified public accountants, and shall have such other duties and responsibilities as the Board of Directors may from time to time determine;

       (iii) the creation and maintenance of such other committees as the Board shall from time to time deem appropriate, consisting of at least two directors, at least one of whom shall be a WCAS Designee and one of whom shall be a Whitney Designee, which committees shall have such duties and responsibilities as the Board may from time to time determine; and

       (iv) the election of Lawrence B. Sorrel (or such other person as may be designated by the WCAS Purchasers) as Chairman of the Board of Directors.

       (c) For as long as TPC shall be entitled to designate directors pursuant to this Section 1, a representative of TPC shall be entitled to attend as an observer all meetings of committees of the Board of Directors and to receive all notices, information or other materials distributed to the members of any such committee at the same time and in the same manner as so distributed.

       (d) No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to shares of Capital Stock held by it, nor shall any Stockholder enter into any stockholder agreement or arrangement of any kind with respect to shares of Capital Stock held by it, which conflicts or is inconsistent in any manner with the provisions of this Agreement.

       (e) No limitation on the voting or consent rights of Regulated Entities (as defined in the Amended and Restated Certificate of Incorporation) shall affect the voting or

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consent rights of any party under this Agreement.

       SECTION 2. Restrictions on Transfers. In addition to the other restrictions set forth herein, each Stockholder (other than the WCAS Purchasers) hereby agrees that such Stockholder shall not sell or in any other way, directly or indirectly, transfer, assign, distribute or otherwise dispose of any shares of Capital Stock or any securities exercisable for or convertible into shares of Capital Stock (whether now owned or hereafter acquired) then held by such Stockholder except:

       (i) any transfer made with the prior written consent of (A) the holders of a majority in interest of the shares of Series C Preferred Stock then held by the WCAS Purchasers or (B) the holders of at least 60% of the aggregate shares of Capital Stock held by the Whitney Purchasers, the CIBC Purchasers and TPC, so long as in each such case such consent applies to all Stockholders on a pro rata basis or involves securities having a value less than $2,000,000 as to any single transfer and $5,000,000 in the aggregate for all transfers made by any Stockholder and its Affiliates on a cumulative basis;

       (ii) any transfer by any individual Stockholder to the spouse or lineal descendants of such Stockholder, including without limitation any transfer by bequest or devise, or to a trust or trusts for the benefit of such Stockholder or any of the foregoing;

       (iii) any transfer of shares of Capital Stock pursuant to Section 3 or 4 hereof;

       (iv) any transfer by any institutional Stockholder to an Affiliate of such Stockholder or any partner or retired partner, the estate and family members of any such partner or retired partner and of his or her spouse, and any trusts for the benefit of any of the foregoing persons; or

       (v) any transfer by TPC to any Affiliate of such Stockholder or a pledge by TPC of its shares to secure its obligations under a secured credit facility;

provided, in the case of a transfer pursuant to clause (i), (ii), (iv) or (v) above, that any such transferee that is not already a party to this Agreement shall agree in writing to be bound by, and to comply with, all provisions of this Agreement as though such transferee were a Stockholder. The restrictions set forth in this Section 2 shall terminate upon the earlier to occur of (x) the sale, transfer or other disposition (including a distribution by a partnership or limited liability company to its partners or members) by the WCAS Purchasers of at least 50% of the shares of Capital Stock held by the WCAS Purchasers on the date hereof and (y) two years from the date hereof, unless the Company completes an IPO within two years of the date hereof, in which case the restrictions above shall terminate on the earlier to occur of (1) 18 months after the closing date of the IPO and (2) three years from the date hereof. If the Company completes an IPO following the second anniversary of the date hereof, the Stockholders agree that the above transfer restrictions shall be reinstated upon the closing date of such IPO and thereafter shall remain in effect for a period of 180 days following the closing date of the IPO. In either case, following the termination of such transfer restrictions 18 months or 180 days after the IPO, as the case may be, the transfers of any shares held by any Stockholders who hold at least 5% of the

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outstanding Capital Stock of the Company shall continue to be subject to the coordinated distribution requirements contained in Section 3 of the Second Amended and Restated Registration Rights Agreement dated as of the date hereof, as such agreement may be amended from time to time (the "Registration Rights Agreement"). Anything herein to the contrary notwithstanding, if the underwriters of an IPO shall require a longer lock-up period than otherwise provided in this Section 2, each Stockholder shall enter into a lock-up agreement for such period with the underwriters, provided that (i) the lock-up agreement shall be binding on the executive officers of the Company and all holders of more than 5% of the Company's outstanding Capital Stock and (ii) any exceptions made by the underwriters to the provisions of the lock-up agreement shall apply equally to all Stockholders. For purposes of this Agreement, the term "IPO" shall mean the consummation of one or more firm commitment public offerings by the Company of its Common Stock underwritten by a major bracket underwriter having an average offering price of at least $8.00 per share (subject to appropriate adjustments in the event of a stock split, stock dividend, combination or other reclassification) and aggregate net proceeds to the Company of at least $150 million.

       SECTION 3. Tag-Along Rights.

       (a) If a WCAS Purchaser or group of WCAS Purchasers (for purposes of this Section 3, a "Selling Stockholder") wishes to directly or indirectly sell, transfer or otherwise dispose of all or any portion of the shares of Capital Stock held by him, her or it at any time (including by any distribution or transfer by any WCAS Purchaser that is a limited partnership or a limited liability company to its limited partners or members), then such Selling Stockholder shall promptly deliver a notice (an "Offering Notice") to the Company in writing of the proposed transfer, specifying the number of such shares of Capital Stock to be transferred by such Selling Stockholder (such specified shares, the "Offered Shares"), the name of the proposed purchaser or purchasers, the proposed purchase price per share, the proposed date of transfer, the payment terms and all other material terms and conditions thereof. In the event that the terms and/or conditions set forth in the Offering Notice are thereafter amended in any respect, the Selling Stockholder shall also give written notice (an "Amended Notice") of the amended terms and conditions of the proposed transaction to the Company. Upon its receipt of any Offering Notice or Amended Notice, the Company shall promptly, but in all events within three business days of its receipt thereof, forward copies thereof to each of the other Stockholders (collectively, the "Other Stockholders"). The Selling Stockholder shall provide such additional information with respect to the proposed transfer as may be reasonably requested by the Company or the Other Stockholders.

       (b) Each Other Stockholder shall have the right and option, exercisable upon written notice to the Company and the Selling Stockholder within 15 business days after receipt by such Other Stockholder of the Offering Notice, or, if later, within 10 business days after receipt by such Other Stockholder of the most recent Amended Notice, to participate in the proposed transfer of shares by the Selling Stockholder to the proposed purchaser on the same terms and conditions as the Selling Stockholder (such participation right being hereinafter referred to as a "tag-along" right); provided that no Other Stockholder shall be required to make any representations or warranties or covenants, or bear any liability, with respect to any Other Stockholder or with respect to the Company or the Company's business other than such Other

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Stockholder's pro rata share (based on the number of shares of Capital Stock to be transferred) of any indemnity obligations for representations and warranties regarding the Company or its business (to the extent the WCAS Purchaser or group of WCAS Purchasers is or are subject to substantively identical indemnification obligations). Each Other Stockholder may participate in such transfer with respect to all or any part of that number of shares of Capital Stock which is equal to the product obtained by multiplying (i) the number of Offered Shares by
(ii) a fraction, the numerator of which is the number of shares of Capital Stock at the time owned by such Other Stockholder and the denominator of which is the aggregate number of shares of Capital Stock then owned by the Stockholders; except that in the event the proposed transfer to a third party is a distribution by a WCAS Purchaser to its partners, each Other Stockholder is not entitled to participate in such transfer, but may without restriction pursuant to either this Agreement (including, without limitation, Sections 2 and 6 hereof) or the Registration Rights Agreement (including, without limitation,
Section 3 thereof), sell, distribute or otherwise transfer all or any part of that number of shares of Capital Stock which is equal to the product obtained by multiplying the number of shares held by such Other Stockholder by a fraction, the numerator of which is the number of shares of Capital Stock proposed to be distributed by such WCAS Purchaser and the denominator of which is the total number of shares of Capital Stock owned by all WCAS Purchasers; provided, however, that such Stockholders who have elected to tag-along (the "Tag-Along Stockholders") shall have the right to sell to the proposed purchaser all or any part of the shares (the "Unsold Shares") not sold by Stockholders not electing to tag-along which is equal to the product obtained by multiplying (i) the number of Unsold Shares by (ii) a fraction, the numerator of which is the number of shares of Capital Stock then owned by such Stockholder and the denominator of which is the aggregate number of shares owned by the Tag-Along Stockholders and the WCAS Purchasers. Any Other Stockholder that has not notified the Selling Stockholder and the Company of its intent to exercise its tag-along rights within, as applicable, 15 business days after receipt by such Other Stockholder(s) of the Offering Notice or 10 business days after receipt by such Other Stockholder(s) of the most recent Amended Notice shall be deemed to have elected not to exercise such rights with respect to the transaction contemplated by such Offering Notice or Amended Notice, as the case may be (regardless of their election pursuant to the Offering Notice or any prior Amended Notice relating to such transaction), but only if, as applicable, such Offering Notice or such Amended Notice sets forth the provisions of this sentence.

       (c) Any Other Stockholder participating in the proposed disposition shall deliver to the Company, as agent for such Other Stockholder, for transfer to the proposed acquiror one or more certificates, properly endorsed for transfer and with all stock transfer taxes paid and stamps affixed, which represent the number of shares of Capital Stock that such Other Stockholder elects to dispose of pursuant to paragraph (b) above. The consummation of such proposed disposition shall be subject to the sole discretion of the Selling Stockholder, who shall have no liability or obligation whatsoever to any Other Stockholder participating therein other than to obtain for such Other Stockholder the same terms and conditions as those set forth in the Offering Notice (or most recent Amended Notice, as the case may be). Upon the consummation of any such sale, the Company (i) shall transfer to the acquiror a stock certificate or certificates representing the number of shares of Capital Stock to be disposed of by any Other Stockholders and (ii) shall promptly thereafter remit to each such Other Stockholder (a) that portion of the proceeds of the disposition to which such Other Stockholder is entitled by reason of such

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participation and (b) a stock certificate representing any balance of shares of
Capital Stock that were not so disposed of (or all shares of Capital Stock, in the event the proposed disposition is not consummated).

       SECTION 4. Drag-Along Rights. In the event that any of the WCAS Purchasers or the Company receives a bona fide offer from a third party not affiliated with any WCAS Purchaser to purchase at least 80% of the outstanding shares of Capital Stock of the Company and a majority in interest of the WCAS Purchasers desires to accept such offer, such WCAS Purchasers shall have the right to require all (but not less than all) of the Stockholders to sell all (or such lesser percentage as may be necessary to achieve recapitalization accounting treatment, but in no event less than 80%) of the shares of Capital Stock (together with any options or warrants to acquire Capital Stock) then held by them (including all or the same percentage of all shares, options and warrants held by such WCAS Purchasers) on the following terms:

       (i) such sale shall only be a sale for cash or marketable securities and all expenses of the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, shall be borne by the Company (for purposes of this paragraph, "marketable securities" shall mean equity securities that are actively traded on a national securities exchange located in the United States or on the Nasdaq Stock Market that are part of an issue with a pre-transaction public capitalization in excess of $1.0 billion and that may be freely traded without any restriction under contract, law or otherwise, including, without limitation, any restriction as to volume on such exchange or the Nasdaq Stock Market immediately following receipt thereof or at any time thereafter by each Stockholder);

       (ii) the proceeds from such sale (and, in the case of a sale of less than all of the outstanding shares of Capital Stock of the Company, the number of shares to be sold by each Stockholder) shall be allocated among the Stockholders on a pro rata basis, based on the number of shares of Capital Stock (treating all "in the money" options and warrants as the number of shares of Capital Stock issuable upon the exercise thereof, less such number of shares of Capital Stock the aggregate fair market value of which (based on the value attributed in such sale) would be required to pay the aggregate exercise price therefor, and treating any shares of convertible Preferred Stock or debt of the Company on an "as-converted" basis) then held by each Stockholder;

       (iii) not less than 20 days prior to the closing date of such sale, such WCAS Purchasers shall notify each of the other Stockholders in writing of such sale, the terms thereof and the closing date thereof, and shall provide additional written notification promptly upon any amendment or modification to any thereof, all of which terms shall apply equally to all Stockholders except that no Other Stockholder shall be required to make any representations, warranties or covenants, or bear any liability, with respect to the Company or the Company's business or with respect to any other Stockholder;

       (iv) at the closing of such sale, each of the Stockholders shall deliver certificates evidencing the Capital Stock, options and warrants then held by it and to be sold in such sale, duly endorsed for transfer or accompanied by stock powers executed in blank, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Stockholder; and

       (v) the Other Stockholders shall not be obligated to participate in such sale if all of the WCAS Purchasers shall not have concurrently sold all or the same percentage of their shares of Capital Stock, options and/or warrants to be sold by them in connection with such sale.

       SECTION 5. Preemptive Rights.

       (a) The Company hereby grants to each of the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers and TPC the right to purchase such Stockholder's Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined). For the purposes of this Section 5, the following terms shall have the meanings set forth below:

       "Proportionate Percentage" means, with respect to any Stockholder as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of shares of Common Stock owned by such Stockholder as of such date by (ii) the total number of shares of Common Stock outstanding as of such date, in each case assuming all shares of Capital Stock convertible into Common Stock have been so converted.

       "Eligible Offering" means an offer by the Company to sell to any person or persons (including any of the Stockholders) for cash, any equity securities of the Company, or any security convertible into or exchangeable for, or carrying rights or options to purchase, equity securities of the Company, other than an offering by the Company:

              (i) of shares of Common Stock of the Company ("Common Stock") or options to purchase shares of Common Stock in connection with or pursuant to any stock option or stock purchase plan approved by the Board of Directors of the Company to full-time employees, officers, directors, consultants and/or advisors to the Company or its subsidiaries; or

              (ii) of shares of Common Stock in an underwritten public offering (a "Public Offering") registered under the Securities Act or pursuant to a Rule 144A offering under the Securities Act; or

              (iii) of shares of Series C Preferred Stock issued to TPC pursuant to the Merger Agreement, shares of Series C Preferred Stock issued to the Purchasers under the Purchase Agreement, up to an aggregate of 6,000,000 shares of Common Stock issued in connection with the funding of the Tranche C Credit Facility and up to an aggregate of 100,000 shares of Common Stock or options to purchase Common Stock to Michael J. Price.

       (b) The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to each Stockholder that is entitled to preemptive rights hereunder. Such notice shall specify the security or securities the Company proposes to issue, the proposed date of issuance, the consideration that the Company intends to receive therefor and all other material terms and conditions of such proposed issuance. For a period of 15 days following the date of such notice, each such Stockholder shall be entitled, by written notice to the Company, to elect to purchase all or any part of such Stockholder's Proportionate Percentage of the securities being sold in the Eligible Offering; provided, however, that if two or more securities shall be proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. To the extent that elections pursuant to this
Section 5(b) shall not be made with respect to any securities included in an Eligible Offering within such 15-day period, then the Company shall first re-offer to Stockholders who have elected to purchase such Stockholders' Proportionate Percentage the right to purchase any part of the securities not purchased by other Stockholders (the "Remaining Shares") pursuant to this
Section 5 which is equal to the product obtained by multiplying (i) the number of Remaining Shares by (ii) a fraction, the numerator of which is the number of shares of Capital Stock then owned by such Stockholder and the denominator of which is the aggregate number of shares owned by the Stockholders who have elected to purchase their full Proportionate Percentage of the securities of the type included in such Eligible Offering pursuant to this Section 5 for an additional 10-day period and to the extent that there are securities that have not been purchased pursuant to this Section 5, then the Company may issue such securities, but only for consideration not less than, and otherwise on no less favorable terms to the Company than, those set forth in the Company's notice and only within 60 days after the end of such additional 10-day period. In the event that any such offer is accepted by any such Stockholder or Stockholders, the Company shall sell to such Stockholder or Stockholders, and such Stockholder or Stockholders shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Stockholder or Stockholders shall have elected to purchase.

       SECTION 6. Right of First Offer.

       (a) If any Stockholder (other than a WCAS Purchaser) (for purposes of this Section 6, a "Seller") desires to sell, exchange or in any other manner dispose of (other than transfers made pursuant to Section 3 or Section 4 hereof) any shares of Capital Stock held by it (or any options or warrants to acquire such Capital Stock or any securities convertible into or exchangeable for shares of Capital Stock of the Company), then such Seller shall give to the Company a written notice (a "Notice of Desire to Sell") which shall set forth in reasonable detail the class and number of shares of Capital Stock or other securities which it desires to sell, the per share price and may set forth, if the Seller so chooses to specify, any other terms and conditions of the desired disposition. The Company shall deliver such Notice of Desire to Sell to each of the other Stockholders promptly upon receipt thereof. A Seller may deliver a Notice of Desire to Sell whether or not such Seller has received an offer from a third party to purchase such shares of Capital Stock.

       (b) The Company shall have the first right and option to elect to purchase at the price specified in the Notice of Desire to Sell, and otherwise on the terms and conditions specified in the Notice of Desire to Sell to the extent so specified (collectively, the "Offer Terms") all or part of the subject securities. In the event the Company shall elect to purchase all or part of the subject securities, the Company shall so notify the Seller within 10 business days after the date of receipt of the Notice of Desire to Sell. Any such election shall be made by written notice (an "Offer Notice") to the Seller.

       (c) In the event that the Company elects not to purchase all of the subject securities, the other Stockholders (other than the WCAS Purchasers) shall then have the right to purchase on the Offer Terms the number of shares of Capital Stock which is equal to the product obtained by multiplying (A) the aggregate number of shares of Capital Stock covered by such Notice of Desire to Sell that the Company has not agreed to purchase by (B) a fraction, the numerator of which is the number of shares of Capital Stock at the time owned by the Stockholder and the denominator of which is the number of shares of Capital Stock at the time held by all other Stockholders (other than the WCAS Purchasers). Any Stockholder electing to purchase all or a portion of its pro rata share of the offered securities (each, a "Purchasing Stockholder") shall so notify the Company and the Seller by delivering an Offer Notice within 10 business days after the date of receipt of the Notice of Desire to Sell.

       (d) In the event the Company elects not to purchase all of the subject securities and the other Stockholders have not elected to purchase their full pro rata shares of the offered securities, the WCAS Purchasers shall have the right, exercisable upon delivery by the WCAS Purchasers of an Offer Notice to the Seller within 15 business days after receipt of any Notice of Desire to Sell, to offer to purchase on the Offer Terms any or all remaining shares of Capital Stock proposed to be sold by the Seller at a purchase price equal to the proposed purchase price specified in the Notice of Desire to Sell. In the event that more than one WCAS Purchaser exercises its right to offer to purchase pursuant to this paragraph (d), the allocation among such WCAS Purchasers of any shares actually sold pursuant to this paragraph (d) shall be as agreed by such WCAS Purchasers.

       (e) Each Offer Notice shall state the number of shares to be purchased by the purchasers delivering such Offer Notice and that the purchaser will purchase such shares within 45 days thereafter (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law but in any event no longer than 90 days).

       (f) If the Company or any Stockholder delivers, within the periods specified above, an Offer Notice with respect to Capital Stock that is the subject of the Notice of Desire to Sell, the Seller shall be entitled to sell such Capital Stock to the Company and/or such Purchasing Stockholders, as the case may be, on the Offer Terms within the 45-day period specified above (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law but in any event no longer than 90 days). Following the periods specified in above, the Seller may (subject to any other applicable restrictions hereunder) transfer such Capital Stock to any third party; provided that, if an Offer Notice with respect to all of such shares of Capital Stock was delivered within the periods specified above, the Seller may not sell such shares to such third party on material terms which are more favorable, in the aggregate, to such third party than the material terms set forth in the Company Notice of Election or the Offer Terms. Any such sale with respect to which definitive documentation is not entered into within 60 days after the expiration of the period specified in paragraph (b) above, or which is not consummated within 60 days of the execution of such definitive documentation (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law but in any event no longer than 90 days) shall again be subject to the requirements of this Section 6.

       (g) Anything herein to the contrary notwithstanding, and subject to any other applicable restrictions hereunder, no right of first offer hereunder shall apply with respect to (i) a transfer by a Stockholder pursuant to clause (ii),
(iv) or (v) of Section 2; provided, however, that any such transferee that is not already a party to this Agreement shall agree in writing to be bound by, and to comply with, all provisions of this Agreement as though such transferee were a Stockholder, (ii) any distribution or transfer by a Stockholder that is a partnership to its partners or a limited liability company to its members; provided, however, that any such transferee that is not already a party to this Agreement shall agree in writing to be bound by, and to comply with, all provisions of this Agreement as though such transferee were a Stockholder, (iii) any transfer by a Stockholder to the public pursuant to an offering registered under the Securities Act or sold in compliance with Rule 144 under the Securities Act and (iv) any transfer by a Stockholder pursuant to Section 3 or
Section 4.

       SECTION 7. Restrictions.

       (a) While this Agreement is in effect, in addition to any other vote of stockholders that may be required by law or by the Amended and Restated Certificate of Incorporation of the Company, the Company shall not:

       (i) without the consent of the holders of at least 57% of the Series C Preferred Stock (without consideration of the grant of proxies provided for in Section 8 hereof), amend, alter or repeal its Amended and Restated Certificate of Incorporation or its By-laws in any manner that adversely affects the respective rights, preferences or voting power of the Common Stock or the Series C Preferred Stock, or the rights of such Stockholders hereunder;

       (ii) without the consent of a majority of the disinterested members of the Company's Board of Directors, enter into, or permit any of its subsidiaries to enter into, any transaction with (w) any of its or any subsidiary's officers, directors or employees; (x) any person related by blood or marriage to any such person; (y) any entity in which any such person owns any beneficial interest; or (z) any stockholder of the Company that owns, either individually or collectively with all stockholders Affiliated with such stockholder, at least 25% of the outstanding Capital Stock of the Company (or any Affiliate of any such stockholder); provided, however, that this clause (ii) shall not apply to (A) normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, (B) any transaction with a director of the Company (or an Affiliate of such director) that is approved by the Board of Directors of the Company in accordance with the provisions of Section 144(a)(1) of the Delaware General Corporation

     Law, (C) customer transactions in the ordinary course of business for fair market value on terms comparable to those offered to third parties, (D) the transactions contemplated by the Registration Rights Agreement, (E) repurchases of Capital Stock of the Company from employees of the Company not to exceed $500,000 in any twelve-month period, (F) the transactions contemplated by the Nextel Master Site Lease Agreement, the Partner Master Site Lease Agreement and the Master Site Commitment Agreement, each entered into by the Company and certain Affiliates of Nextel Communications, Inc.,
     (G) the transactions contemplated by the Purchase Agreement as in effect on February 10, 1999 or (H) subject to clause (iii) below, the transactions contemplated by the Credit Facility or any amendment or modification thereto; or

       (iii) without the consent of a majority of the disinterested members of the Company's Board of Directors, at any time prior to the second anniversary of the date hereof (x) permit or cause the borrower under the Credit Facility to prepay or refinance the Tranche C portion of such facility with the proceeds of any debt financing on terms that are, on an overall basis, more burdensome to such borrower (as determined by such majority of the disinterested members of the Board in their reasonable judgment exercised in good faith) than the terms of the Tranche C (other than in connection with the prepayment or refinancing of the entire Credit Facility or a Change of Control transaction (as defined herein)) or (y) enter into, or permit any of its subsidiaries to enter into, any agreement with any Stockholder or Affiliate thereof to provide debt financing to the Company or any of its subsidiaries (other than as contemplated by the Credit Facilities) unless the opportunity to provide such financing is offered to all other Stockholders holding more than 5% of the Company's outstanding Capital Stock on a pro rata basis based on their ownership of Capital Stock (without consideration of the grant of proxies provided for in Section 8 hereof); provided, however, that the provisions of this clause
     (iii) shall terminate if at any time TPC or any of its Affiliates shall hold any portion of the Tranche C portion of the Credit Facility.

       (b) For a period of one year from the date hereof, in addition to any other vote of stockholders that may be required by law or by the Amended and Restated Certificate of Incorporation of the Company, the Company shall not, without the consent of TPC, enter into any agreement for the sale or transfer of all or substantially all of the assets of the Company or any merger, consolidation or other transaction that would result in the transfer, directly or indirectly, of more than 50% of the then outstanding Capital Stock of the Company to holders who are not Stockholders (a "Change of Control Transaction").

       (c) Until the earliest to occur of (i) the completion of an IPO, (ii) the occurrence of the End Date (as such term is defined in the Master Site Commitment Agreement contemplated by the Merger Agreement) and (iii) the third anniversary of the date hereof, in addition to any other vote of stockholders that may be required by law or by the Amended and Restated Certificate of Incorporation of the Company, the Company shall not, without the consent of TPC:

             (i) acquire the assets or outstanding capital stock of any corporation or other entity, whether in a single transaction or series of related transactions, for an aggregate consideration in excess of $100 million or enter into any build to suit tower commitment program for any party other than TPC involving in excess of 250 towers, unless, in either such case, the Company has, in the reasonable judgment of its Board of Directors, obtained financing commitments sufficient to accomplish such transaction or program without materially impairing the Company's ability to fulfill its obligations under the Master Site Commitment Agreement; or

             (ii) enter into any agreement which would result in a Change of Control Transaction with a provider of wireless communications services having in excess of 2 million subscribers, or a controlling or controlled Affiliate of such provider.

       (d) Without the consent of at least 80% of each outstanding class or series of Preferred Stock of the Company, the Company shall not redeem (i) any shares of any class or series of Preferred Stock unless such redemption is conducted pro rata among all outstanding classes or series of Preferred Stock, or (ii) any shares of Common Stock (except for repurchases of Common Stock from employees of the Company not to exceed $500,000 in any twelve-month period).

       SECTION 8. Proxies. With respect to any and all matters submitted to a vote or consent of the Company's stockholders, TPC, the Whitney Purchasers and the CIBC Purchasers hereby severally grant to Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII") or its designee a proxy to vote or consent with respect to an aggregate number of shares of Series C Preferred Stock then held by such Stockholders (the "Proxy Shares") such that, when added to the shares of Capital Stock then held by the WCAS Purchasers, the WCAS Purchasers shall have the right to vote or consent with respect to 51% of the outstanding voting Capital Stock. The proxy of each of TPC, the Whitney Purchasers and the CIBC Purchasers shall cover such Stockholders' proportionate share of the total Proxy Shares based on the relative number of shares of Series C Preferred Stock then held by such Stockholders and each of such Stockholders agrees not to transfer shares of Series C Preferred Stock that are Proxy Shares, pursuant to Sections 2, 3, 4 or 6 (A) except to any other person required to become a party hereto in connection with such transfer (in which case such Proxy Shares shall remain subject to this Section 8) or (B) unless such Stockholder (or group of Stockholders) then owns no shares of Series C Preferred Stock other than Proxy Shares. The proxies granted hereby shall be subject to the voting agreements contained in Section 1, shall be irrevocable and shall be deemed coupled with an interest, provided that such proxies shall expire and the obligation of TPC, the Whitney Purchasers and the CIBC Purchasers to grant such proxies hereunder shall terminate upon the earliest to occur of (i) the consummation of an IPO, (ii) the date on which the WCAS Purchasers shall hold less then 30% of the outstanding Capital Stock of the Company and (iii) with respect to any Stockholder or group of Stockholders, the transfer by such Stockholder or group of Stockholders of the Proxy Shares then held by it (other than to any person required to become a party hereto) as contemplated by Section 2, 3, 4 or 6, but, in the case of this clause (iii), only with respect to the Proxy Shares so transferred. If requested by WCAS VIII or its designee at any time, each of TPC, the Whitney Purchasers and the CIBC Purchasers shall execute and deliver a separate instrument to evidence the proxies granted hereby.

       SECTION 9. Legend on Stock Certificates. Each certificate representing shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock owned by any Stockholder shall conspicuously bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL __, 1999, AS THE SAME MAY BE AMENDED, AMONG THE COMPANY AND THE OTHER PARTIES THERETO. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY."

       The Company covenants that it shall keep a copy of this Agreement on file at the address listed in Section 17 for the purpose of furnishing copies to the holders of record of shares of Common Stock and Preferred Stock.

       SECTION 10. Duration of Agreement. (a) This Agreement (other than the provisions of Sections 1, 2, 3, 5, 6 and 8) shall terminate upon the earlier to occur of (i) the tenth anniversary of the date hereof and (ii) the consummation of (x) an IPO or (y) the sale, transfer or other disposition (including a distribution by a partnership to its partners) by the WCAS Purchasers of at least 50% of the shares of Capital Stock held by the WCAS Purchasers on the date hereof.

       (b) The respective rights granted to the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers and TPC pursuant to Section 1 shall terminate as to any such group of Purchasers on the earlier to occur of (i) the sale, transfer or other disposition (including a distribution by a partnership to its partners or a limited liability company to its members) by such Purchasers of at least 50% of the shares of Capital Stock held by such Purchasers on the date hereof and (ii) the ownership of Capital Stock held by such Purchasers shall fall below 8% of the outstanding Capital Stock of the Company.

       (c) Unless terminated earlier as to any Stockholders as provided above, the provisions of Section 1 shall terminate on the earlier to occur of (i) the tenth anniversary of the date hereof and (ii) the fifth anniversary of an IPO.

       (d)   The provisions of Section 3 shall terminate upon the termination of
Section 2, and the provisions of Section 2 shall terminate as provided therein.

       (e) The provisions of Section 5 shall terminate upon consummation of an IPO.

       (f) The provisions of Section 6 shall terminate on the earlier to occur of (i) the consummation of an IPO and (ii) the third anniversary of the date hereof.

       (g)   The provisions of Section 8 shall terminate as provided therein.

       SECTION 11. Representations and Warranties by the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to the Company and the other Stockholders as follows:

       (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of his, her or its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

       (b) This Agreement has been duly executed and delivered by such Stockholder, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

       (c) The shares of Capital Stock listed opposite the name of such Stockholder on Schedule I hereof constitute all the shares of Capital Stock of the Company owned by such Stockholder as of the date hereof (after giving effect to the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement).

       SECTION 12. Representations and Warranties by the Company. The Company hereby represents and warrants to the Stockholders as follows:

       (a) The execution, delivery and performance of this Agreement by the Company will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

       (b) This Agreement has been duly executed and delivered by the Company, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

       SECTION 13. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

       SECTION 14. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

       SECTION 15. Benefits of Agreement. Nothing expressed by or mentioned in this

Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything in this Section 15 to the contrary, subject to compliance with the terms of this Agreement, each Stockholder shall have the right to assign its interests hereunder in whole or in part to any transferee of the Capital Stock of the Company held by such Stockholder in compliance with this Agreement; provided, however, that such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be a Stockholder for purposes of this Agreement (it being understood that for purposes of this Agreement any Affiliate of any WCAS Purchaser, Whitney Purchaser or CIBC Purchaser shall be deemed to be such a Purchaser); provided, further, however, that whether or not such transferee is assigned any interest hereunder, any transferee of a Stockholder shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be a Stockholder for purposes of this Agreement in the manner provided above so long as such transferee is, with respect to the transferring Stockholder, a transferee of the type specified in clause (i), (ii), (iv) or (v) of Section 2. Any Stockholder may assign to any of its Affiliates which are also Stockholders all or any part of its tag-along rights with respect to a particular proposed sale pursuant to Section 3 or its rights to purchase securities pursuant to
Section 5; provided the aggregate number of shares of Capital Stock to which such rights apply with respect to all such affiliated Stockholders, taken as a whole, shall not be increased thereby. Except as expressly permitted hereby, each party's rights and obligations under this Agreement shall not be subject to assignment or delegation by any party hereto, and any attempted assignment or delegation in violation hereof shall be null and void ab initio.

       SECTION 16. Notice of Transfer. To the extent that any Stockholder shall transfer any shares of Capital Stock, notice of which transfer is not otherwise required to be delivered to the Stockholders hereunder, such Stockholder shall, within three days following consummation of such transfer, deliver notice thereof to the Company and the other Stockholders; provided, however, that no such notice shall be required to be delivered to the other Stockholders unless the aggregate number of shares of Capital Stock transferred by such Stockholder and its Affiliates since the date of the last notice delivered by such Stockholder pursuant to this Section 16 exceeds 1% of the outstanding Capital Stock of the Company.

       SECTION 17. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified or registered mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

       (1) if to the Company, to it at:

               8000 Regency Parkway, Suite 570
               Cary, North Carolina 27511

               Telecopy Number: (919) 468-8522
               Attention: Chief Executive Officer

       with a copy to:

               Dow, Lohnes & Albertson, PLLC
               1200 New Hampshire Avenue, N.W.
               Suite 800
               Washington, D.C. 20036
               Telecopy Number: (202) 776-2222
               Attention:  John T. Byrnes, Jr.

       (2) if to any Stockholder, to the address of such Stockholder appearing in Schedule I hereto;

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

       SECTION 18. Entire Agreement; Modification. This Agreement (including the Schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof (without limiting the foregoing, the Second Amended Stockholders' Agreement is hereby superseded in its entirety) and may not be amended or modified except by an instrument in writing signed by the Company and holders of at least 60% of the voting power of the Capital Stock held by Stockholders (excluding for this purpose any limitations on voting power affecting entities regulated by the Bank Holding Company Act of 1956, as amended); provided, however, that, without the consent of a majority in interest of the Whitney Purchasers, the CIBC Purchasers or TPC, to the extent any such Stockholders shall be adversely affected thereby, no such amendment or modification shall (i) limit or restrict the right of any such Stockholders to designate members of the Board pursuant to Section 1, (ii) make more restrictive the transfer limitations contained in Section 2, or (iii) limit or restrict any rights of such Stockholders under Section 3 or Section 5 and provided, further that any modification or amendment that adversely affects the rights or privileges of any Stockholder and does not affect the other Stockholders in a substantially similar manner shall require the prior consent of such adversely affected holder. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought. For purposes of this Agreement, holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to such number of votes as shall be equal to the largest number of whole shares of Common Stock into which all of such holder's shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible at the time of any such vote (without regard to any voting restrictions under the Bank Holding Company Act of 1956, as amended).

       SECTION 19. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Agreement by or on behalf of any party shall bind its successors and permitted assigns, whether so expressed or not.

       SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

       SECTION 21. Changes in Capital Stock. If, and as often as, there are any changes in the Capital Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Common Stock and Preferred Stock as so changed.

       SECTION 22. Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

       SECTION 23. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCEABLE UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

       SECTION 24. Cooperation. Each Stockholder agrees to take all necessary action (to the extent not adverse to the interests of such Stockholder) to amend this Agreement, the Company's Amended and Restated Certificate of Incorporation and related documents (i) if such amendment is necessary to permit the CIBC Purchasers to comply with applicable banking laws and regulations or (ii) if all or part of any provision of any such agreement that was required to permit the CIBC Purchasers to comply with applicable banking laws and regulations is no longer required because of a change in applicable banking laws or regulations or an interpretation, ruling or other action by the applicable bank regulatory authority.

       SECTION 25. Certain Definitions. For purposes of this Agreement, the following terms shall be defined as provided below:

       "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

       "Capital Stock" means, with respect to the Company, any and all shares, interests, participations, rights in or other equivalents (however designated) of the Company's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock. The percentage of Capital Stock held by a Stockholder for purposes of this Agreement shall be determined based on the percentage of Common Stock that would be held by such Stockholder upon conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

       SECTION 26. Covenants Regarding Senior Management Shares. The Company covenants and agrees that, until the termination of this Agreement, all shares of Capital Stock of the Company held by the Company's President, Chief Financial Officer and Executive Vice President (who on the date hereof are Stephen H. Clark, David P. Tomick and Richard Byrne, respectively, shall be subject to all applicable provisions of this Agreement and that, in connection with the appointment of any successor to any such person in such position, the Company shall require such successor person to become a party to this Agreement.

       IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.

                                      SPECTRASITE HOLDINGS, INC.


                                      By  /s/ DAVID P. TOMICK
                                        ---------------------------------
                                      Name:  David P. Tomick
                                      Title: Chief Financial Officer


                                      WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                                      By WCAS VIII Associates, L.L.C.,
                                        General Partner


                                      By  /s/ LAURA VAN BUREN
                                        ---------------------------------
                                                 Managing Member


                                      WCAS CAPITAL PARTNERS III, L.P.
                                      By WCAS CP III Associates, L.L.C.,
                                         General Partner


                                      By  /s/ LAURA VAN BUREN
                                        ---------------------------------
                                                 Managing Member


                                      WCAS INFORMATION PARTNERS, L.P.


                                      By  /s/ LAURA VAN BUREN
                                        ---------------------------------
                                                 General Partner
                                                 Attorney-in-Fact

                                        /s/ KENNETH MELKUS
                                      -------------------------------
                                      KENNETH MELKUS

                                      Patrick J. Welsh
                                      Russell L. Carson
                                      Bruce K. Anderson
                                      Andrew M. Paul
                                      Thomas E. McInerney
                                      Laura VanBuren
                                      Robert A. Minicucci
                                      Anthony J. de Nicola
                                      Paul B. Queally
                                      Lawrence B. Sorrel
                                      Priscilla A. Newman
                                      Rudolph E. Rupert
                                      D. Scott Mackesy


                                      By  /s/ LAURA M. VANBUREN
                                        ---------------------------------
                                             Laura M. VanBuren
                                             Individually and
                                             as Attorney-in-fact


                                      TRUST U/A DATED 11/26/84
                                      FBO ERIC WELSH


                                      By  /s/ CAROL ANN WELSH
                                        ---------------------------------
                                              Carol Ann Welsh
                                              Trustee


                                      TRUST U/A DATED 11/26/84
                                      FBO RANDALL WELSH


                                      By  /s/ CAROL ANN WELSH
                                        ---------------------------------
                                              Carol Ann Welsh
                                              Trustee


                                      TRUST U/A DATED 11/26/84
                                      FBO JENNIFER WELSH

                                      By  /s/ CAROL ANN WELSH
                                        ---------------------------------
                                              Carol Ann Welsh
                                              Trustee


                                      TOWER PARENT CORP.


                                      By:  /s/ THOMAS J. SIDMAN
                                         --------------------------------
                                         Name:
                                         Title:


                                      CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                                      By:  /s/ DEAN C. KEHLER
                                         --------------------------------
                                         Name:  Dean C. Kehler
                                         Title: Managing Director


                                      CO-INVESTMENT MERCHANT FUND 3, LLC


                                      By:  /s/ DEAN C. KEHLER
                                         --------------------------------
                                         Name:  Dean C. Kehler
                                         Title: Managing Director


                                      CARAVELLE INVESTMENT FUND, L.L.C.
                                      By: Caravelle Advisors, L.L.C.,
                                            As its Investment Manager and
                                            Attorney-in-Fact


                                      By:  /s/ DAVID MILLISON
                                         ---------------------------------
                                         Name:  David Millison
                                         Title: Managing Director

                                      WHITNEY EQUITY PARTNERS, L.P.
                                      By: Whitney Equity Partners, LLC

                                      Its General Partner


                                      By:  /s/ MICHAEL STONE
                                         --------------------------------
                                         Name:  Michael Stone
                                         Title: A Managing Member


                                      J. H. WHITNEY III, L.P.
                                      By: J. H. Whitney Equity Partners III, LLC
                                          Its General Partner


                                      By  /s/ DANIEL J. O'BRIEN
                                        ---------------------------------
                                        Name:  Daniel J. O'Brien
                                        Title: A Managing Member


                                      WHITNEY STRATEGIC PARTNERS III, L.P.
                                      By: J. H. Whitney Equity
                                            Partners III L.L.C.,
                                          Its General Partner


                                      By  /s/ DANIEL J. O'BRIEN
                                        ---------------------------------
                                        Name:  Daniel J. O'Brien
                                        Title: A Managing Member


                                      WHITNEY MEZZANINE MANAGEMENT COMPANY,
                                      L.L.C.
                                      By: Whitney Holdings, LLC,
                                          Member


                                      By  /s/ DANIEL J. O'BRIEN
                                        ---------------------------------
                                        Name:  Daniel J. O'Brien
                                        Title: Managing Member


                                      WALLER SUTTON MEDIA PARTNERS, L.P.
                                      By: Waller Sutton Media Partners, LLC

                                          Its General Partner


                                      By  /s/ ANDREW J. ARMSTRONG, JR.
                                        ---------------------------------
                                        Name:  Andrew J. Armstrong, Jr.
                                        Title: Vice President


                                      KITTY HAWK CAPITAL LIMITED
                                        PARTNERSHIP, III
                                      By: Kitty Hawk Partners Limited
                                            Partnership, III
                                          Its General Partner


                                      By:  /s/ W. CHRIS HEGELE
                                         --------------------------------
                                         Name:  W. Chris Hegele
                                         Title: General Partner


                                      KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV
                                      By: Kitty Hawk Partners LLC, IV
                                          Its General Partner


                                      By:  /s/ W. CHRIS HEGELE
                                         --------------------------------
                                         Name:  W. Chris Hegele
                                         Title: Managing Member


                                      EAGLE CREEK CAPITAL, LLC


                                      By:  /s/ SUSAN RASINSKI
                                         --------------------------------
                                         Name:  Susan Rasinski
                                         Title: Managing Partner, Eagle Creek
                                                  Capital


                                        /s/ STEPHEN H. CLARK
                                      ---------------------------------
                                            STEPHEN H. CLARK

                                        /s/ DAVID P. TOMICK
                                      ---------------------------------
                                            DAVID P. TOMICK

                                      FINLEY FAMILY LIMITED PARTNERSHIP


                                      By:  /s/ JOE L. BUD FINLEY
                                         --------------------------------
                                         Name:  Joe L. Bud Finley
                                         Title: Managing General Partner


                                      THE NORTH CAROLINA ENTERPRISE FUND, L.P.
                                      By: The North Carolina Enterprise
                                            Corporation,
                                          Its General Partner


                                      By:  /s/ CHARLES T. CLOSSON
                                         --------------------------------
                                         Name:  Charles T. Closson
                                         Title: President


                                        /s/ EDWARD J. LUTKEWICH
                                      ---------------------------------
                                            EDWARD J. LUTKEWICH


                                        /s/ JACK W. JACKMAN
                                      ---------------------------------
                                            JACK W. JACKMAN


                                        /s/ ALTON D. ECKERT
                                      ---------------------------------
                                            ALTON D. ECKERT

                                        /s/ WILLIAM R. GUPTON
                                      ---------------------------------
                                            WILLIAM R. GUPTON


                                      THE PRICE FAMILY LIMITED PARTNERSHIP


                                      By  /s/ MICHAEL J. PRICE
                                        -------------------------------
                                        Michael J. Price
                                        General Partner


                                      BENAKE LP


                                      By:  /s/ LYNN FORESTER
                                         ------------------------------
                                         Lynn Forester
                                         General Partner


                                        /s/ RICHARD BYRNE
                                      ---------------------------------
                                            RICHARD BYRNE